UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

AKOUSTIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(704) 997-5735

September      , 2019

To the Stockholders of Akoustis Technologies, Inc.:

We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”). The Annual Meeting will be held at the offices of K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202 on Monday, November 4, 2019 at 10:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding submitting a proxy by Internet and telephone are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.

If you have any questions or need assistance voting your shares, please contact Andrew Wright, the Company’s General Counsel and Corporate Secretary, at (704) 997-5735.

Sincerely,

/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(704) 997-5735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2019 AT 10:00 A.M.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Akoustis Technologies, Inc. (the “Company”) will be held at the offices of K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202 on Monday, November 4, 2019 at 10:00 a.m., local time, for the following purposes:

1.	to elect six directors of the Company to serve one-year terms expiring at the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.	to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers;

4.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 45,000,000 shares to 100,000,000 shares;

5.	to approve an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 3,000,000 shares to 6,000,000 shares;

6.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

We have fixed September 9, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (704) 997-5735.

The Board of Directors recommends that stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, every “ONE YEAR” to advise the Board as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 55,000,000 shares, “FOR” the approval of the amendment to the 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 shares and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 4, 2019: the Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,

/s/ Andrew Wright
Andrew Wright
General Counsel and Corporate Secretary

Huntersville, North Carolina

September         , 2019

September         , 2019

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2019

The Board of Directors (the “Board of Directors” or “Board”) of Akoustis Technologies, Inc. (the “Company”) is furnishing you this proxy statement to solicit, on its behalf, proxies to be voted at the Company’s 2019 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Monday, November 4, 2019, at 10:00 a.m., local time, at the offices of K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202, and at any adjournment or postponements thereof. These proxy materials are first being mailed or made available to stockholders on or about September 24, 2019.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s common stock, par value $0.001 per share (“Common Stock”), and to secure the voting instructions of such beneficial owners. The Company will reimburse any such banks, brokers, other record holders, or proxy solicitors acting on its behalf for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from stockholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from stockholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.	to elect six directors of the Company to serve one-year terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;
3.	to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers;

4.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 45,000,000 shares to 100,000,000 shares;

5.	to approve an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 3,000,000 shares to 6,000,000 shares;

6.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

i

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place

The Company will hold its Annual Meeting at the offices of K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202 at 10:00 a.m., local time, on Monday, November 4, 2019.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following:

1.	to elect six directors of the Company to serve one-year terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3.	to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers;

4.	to approve an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of common stock from 45,000,000 shares to 100,000,000 shares;

5.	to approve the Amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 3,000,000 shares to 6,000,000 shares;

6.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has determined that each of the proposals is advisable and in the best interests of the Company and its stockholders and recommends that the Company’s stockholders vote “FOR” each of the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, “ONE YEAR” to advise the Board as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation, “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock by 55,000,000 shares, “FOR” the approval of the amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 shares and “FOR” ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020.

Who May Vote

Stockholders of record of the Company’s Common Stock as of the close of business on September 9, 2019, the record date established by the Company’s Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the Record Date, there were 30,450,275 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.

Voting Methods

You may vote at the Annual Meeting in person, by submitting a proxy by mailing the enclosed proxy card or by submitting voting instructions by telephone or on the Internet. Instructions regarding submitting your proxy or voting instructions by telephone and on the Internet are included on the proxy card. You may not submit your voting instructions by telephone or on the Internet after 11:59 p.m. Eastern Time on Sunday, November 3, 2019. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.

If you decide to attend the Annual Meeting in person, upon your arrival you will need to register as a visitor with the security desk in the lobby of the Hearst Tower at 214 North Tryon Street, Charlotte, North Carolina 28202. Please be sure to have state or government issued photo identification with you at the time of registration. After a determination that you are a registered holder of Common Stock, you will receive a security pass that will allow you to attend the Annual Meeting. If you are not a registered holder, please be sure that you bring your state or government issued photo identification as well as either (i) a proxy issued to you in your name by your brokerage firm, bank or other nominee, or (ii) a brokerage statement showing your beneficial ownership of Common Stock as of the Record Date (and a legal proxy from your brokerage firm, bank, or other nominee if you wish to vote your shares at the Annual Meeting), to present at the time of registration.

Submitting a Proxy

The form of proxy solicited by the Board of Directors permits you to specify a choice among “for” all nominees, “withhold all” nominees, “for all except” designated nominees, and “withhold authority” to vote for each nominee for election as director, a choice among “for,” “against,” and “abstain” with respect to the proposals regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock by 55,000,000 shares, approval of an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares of Common Stock thereunder by 3,000,000 shares, and auditor ratification, and a choice for every “one year,” “two years” and “three years” as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation. All shares represented by valid proxies that the Company receives through this solicitation, and that are not validly revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board of Directors’ recommendations. The Board of Directors has selected Jeffrey B. Shealy and Andrew Wright to act as proxies with full power of substitution at the Annual Meeting. Either of them is authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment or postponement thereof granted by stockholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board of Directors.

Revocability of Proxies

Even if you execute a proxy or submit a proxy by telephone or over the internet, you have the right to revoke it and change your vote by notifying us at any time before your shares are voted at the Annual Meeting. You may revoke a proxy at any time by submitting written notice of revocation to Andrew Wright, the Company’s General Counsel and Corporate Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum. The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Required Vote. Directors are elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the six director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2), approval of the amendment to our 2018 Stock Incentive Plan to increase the number of authorized shares of Common Stock issuable thereunder by 3,000,000 shares (Proposal 5) and ratification of the appointment of our independent registered accounting firm (Proposal 6) requires the affirmative vote of the majority of the votes present or represented and entitled to be cast thereon. You may vote “for,” “against,” or “abstain” with respect to Proposals 2, 5 and 6. With respect to the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers (Proposal 3), if any of the options of every “one year,” “two years,” or “three years” receives affirmative votes from the holders of at least a majority of shares present in person or by proxy and entitled to vote thereon, the option will have been approved by our stockholders. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 55,000,000 shares (Proposal 4) requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon.

Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum. Broker non-votes will not be treated as votes entitled to be cast on, and, therefore, will have no effect on the vote required for, Proposal 1 or 2 or the Board’s decision to adopt a policy based on the votes cast for Proposal 3.

“Routine” and “Non-routine” Matters. Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 55,000,000 shares (Proposal 4) and the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal 6) are considered routine matters. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on these proposals. The election of directors (Proposal 1), approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (Proposal 2), the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers (Proposal 3), and approval of the amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 3,000,000 shares (Proposal 5) are considered non-routine matters under applicable stock exchange rules, and your broker is not entitled to vote your shares on these proposals without your instructions.

Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your shares will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against Proposal 1 or for any recommendation on Proposal 3. Abstentions will have the same effect as votes cast against Proposals 2, 4, 5 and 6.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are currently exercisable or that become exercisable within 60 days after the Record Date are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities); (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. For shares subject to repurchase options, as indicated in the notes to the table below, see “Compensation and Other Information Concerning Our Executive Officers and Directors — Executive Compensation — Outstanding Equity Awards at Fiscal 2019 Year-End” below for a description of the repurchase option. To our knowledge, (i) none of the shares listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)(2)	Percent of class(3)

Jeffrey B. Shealy, Chief Executive Officer, Director(4)	3,216,804	10.6%
Rohan Houlden, Chief Product Officer(5)	159,427	*
David M. Aichele, Vice President of Business Development(6)	120,471	*
Steven P. DenBaars, Director(7)	360,278	1.2%
Arthur E. Geiss, Director, Co-Chairman of the Board(8)	258,589	*
Jeffrey K. McMahon, Director(9)	692,028	2.3%
Jerry D. Neal, Director, Co-Chairman of the Board(10)	660,828	2.2%
Suzanne B. Rudy, Director(11)	141,272	*
All directors and executive officers as a group (9 persons)	5,623,097	18.0%

Columbus Capital Management, LLC(12)	2,843,405	9.3%
Nineteen 77 Global Multi-Strategy Alpha Master Limited(13)(14)	2,751,365	8.4%
Silverback Asset Management(13)(15)	3,046,022	9.2%

*Less than 1%

(1)	Unless otherwise indicated in the table or the related notes, the address for each person named in the table is c/o Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, NC 28078.

(2)	Unless otherwise indicated in the table or the related notes, the shares are held directly by the beneficial owner.

(3)	Applicable percentage ownership is based on 30,450,275 shares of Common Stock outstanding as of the Record Date, together with securities exercisable for or convertible into shares of Common Stock within 60 days after the Record Date for each stockholder.

(4)	Includes (i) 9,000 restricted shares held directly that are subject to forfeiture or a repurchase option; (ii) 7,500 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date; (iii) 30,000 shares issuable upon the exercise of options held directly that are presently exercisable or become exercisable within 60 days of the Record Date; and (iv) 10,742 shares owned by Mr. Shealy’s spouse, 1,000 of which are restricted shares subject to forfeiture or a repurchase option, 500 of which are shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 2,000 shares which are issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(5)	Includes 50,000 restricted shares that are subject to forfeiture or a repurchase option, 6,250 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 25,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(6)	Includes 32,500 restricted shares that are subject to forfeiture or a repurchase option, 3,750 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 15,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(7)	Includes 5,500 restricted shares that are subject to forfeiture or a repurchase option, 11,374 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 95,480 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(8)	Includes 5,500 restricted shares that are subject to forfeiture or a repurchase option, 2,500 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 194,714 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(9)	Includes 5,500 restricted shares that are subject to forfeiture or a repurchase option and 157,916 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(10)	Includes 5,500 restricted shares that are subject to forfeiture or a repurchase option and 32,508 shares of Common Stock issuable upon the vesting of restricted stock units that vest within 60 days of the Record Date, and 40,000 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(11)	Includes 88,555 shares of Common Stock issuable upon the exercise of options that are presently exercisable or become exercisable within 60 days of the Record Date.

(12)	This information is derived solely from a Schedule 13G/A filed with the SEC on February 14, 2019 in which Columbus Capital Management, LLC, a California limited liability company (“CCM”), and Matthew Ockner, a United States citizen, are reported as the beneficial owners of 2,843,405 shares of the Company’s Common Stock. Voting and dipositive power is shared by CCM and Mr. Ockner with respect to 2,743,405 of such shares. CCM and Mr. Ockner beneficially own these shares indirectly through Columbus Capital Partners, L.P. (“CCP”), Columbus Capital QP Partners, L.P. (“CCQP”) and Rovida West Coast Investments Limited (“Rovida”). CCM is the general partner of CCP and CCQP and an investment advisor to Rovida. Mr. Ockner is the managing member of CCM. Mr. Ockner has sole voting and dispositive power with respect to 100,000 of such shares. The address for each of CCM and Mr. Ockner is 1 Embarcadero Center, Suite 1130, San Francisco, California 94111.

(13)	Includes 2,480,400 shares issuable to each beneficial owner upon the conversion of 6.5% Convertible Senior Secured Notes due 2023 issued by the Company in May 2018, based on a conversion rate of 200 shares of Common Stock per $1,000 principal amount of notes (equivalent to a conversion price of $5.00 per share of Common Stock), and upon the conversion of 6.5% Convertible Senior Notes due 2023 issued by the Company in October 2018, based on a conversion rate of 196.08 shares of Common Stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $5.10 per share of Common Stock). The conversion rate of the October 2018 notes is subject to adjustment if certain events occur.

(14)	UBS O’Connor LLC (“O’Connor”), the investment manager of Nineteen 77 Global Multi-Strategy Alpha Master Limited, has voting and dispositive power with respect to these shares. Kevin Russell, the Chief Investment Officer of O’Connor, and Andrew Martin, a portfolio manager for O’Connor, each also has voting and dispositive power with respect to these shares. The address for each of the entities or persons listed in this footnote is 1 N. Wacker Drive, Floor 32, Chicago, Illinois 60606.

(15)	Silverback Asset Management beneficially owns these shares through Blackwell Capital Partners LLC - Series B, LMAP Kappa Limited and Silverback Opportunities Credit Master Fund Limited, for each of which Silverback Asset Management is trading advisor. Voting and dispositive power with respect to these shares is held by Elliot Bossen, CEO of Silverback Asset Management. The address for each of the entities or persons listed in this footnote is 1414 Raleigh Road, Suite 250, Chapel Hill, North Carolina 27517.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than one. The number of directors is currently fixed at six directors. The Board of Directors has nominated Steven P. DenBaars, Arthur E. Geiss, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy, all of whom currently are directors of the Company, for election by the stockholders. Upon election, each such director will serve until the 2020 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Each nominee has consented to serve as director if elected. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee recommended by the Nominating Committee and approved by the Board of Directors.

Proxies may not be voted for a number of persons greater than the number of nominees.

The Board of Directors recommends a vote “FOR” each of Steven P. DenBaars, Arthur E. Geiss, Jeffrey K. McMahon, Jerry D. Neal, Suzanne B. Rudy, and Jeffrey B. Shealy for election as directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the nominees identified above unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of, and certain information about, our named executive officers, our current executive officers, and our directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Jeffrey B. Shealy	50	President and Chief Executive Officer; Director	May 22, 2015
Kenneth E. Boller	48	Interim Chief Financial Officer	November 5, 2018
Rohan Houlden	54	Chief Product Officer	November 2, 2018
David M. Aichele	53	Vice President of Business Development	May 22, 2015
Steven P. DenBaars	57	Director	May 22, 2015
Arthur E. Geiss	66	Co-Chairman of the Board	May 22, 2015
Jeffrey K. McMahon	48	Director	May 22, 2015
Jerry D. Neal	74	Co-Chairman of the Board	May 22, 2015
Suzanne B. Rudy	64	Director	July 14, 2017

Jeffrey B. Shealy is our Founder, President and Chief Executive Officer, as well as one of our directors. He has over 25 years of experience in the radio frequency (“RF”)/wireless industry focused on building businesses around solid-state materials and electron device innovation. He previously held the position of Vice President and General Manager at RF Micro Devices, Inc. (“RFMD”) (now Qorvo, Inc.) from 2001 until 2014. Mr. Shealy is a Howard Hughes Doctoral Fellow and spent seven years with Hughes Electronics at Hughes Research Labs (now HRL Labs) and Hughes Network Systems (now Hughes). He previously founded RF Nitro, a GaN-RF Power Amplifier high-tech venture, which was acquired by RFMD in 2001. Mr. Shealy holds an MBA degree from Wake Forest University, Master of Science and Doctorate degrees in Electrical and Computer Engineering from University of California at Santa Barbara (“UCSB”), and a Bachelor of Science degree in Electrical and Computer Engineering from North Carolina State University (“NCSU”). We believe that Mr. Shealy adds value to our Board of Directors based on his intimate knowledge of our business plans and strategies, his experience with high tech startup ventures and his years of experience in the RF/Wireless industry.

Kenneth E. Boller is our Interim Chief Financial Officer and Corporate Controller.  Mr. Boller joined the Company in December 2017 as Corporate Controller and became Assistant Secretary in February 2018, and Interim CFO in November 2018. Mr. Boller has been responsible for building and managing the Company’s finance organization, implementing the Company's SEC financial reporting, and developing all internal controls and processes for the Company. He has over 25 years of experience in public company financial reporting, compliance, planning, treasury, tax, and related strategic matters.  Mr. Boller’s past work experience includes Regional Controller and Corporate Director of Accounting for Ecolab, Inc. from 2012 to 2017. Prior to his employment at Ecolab, Inc., Mr. Boller served as Finance Director for ATI Allvac from 2007 to 2011. He is a Certified Public Accountant (Commonwealth of Pennsylvania) with his BS in Accounting from Rutgers University.

Rohan Houlden is Chief Product Officer and brings over 29 years of experience in design engineering, business development and management in the RF and wireless industry. Previously, he served as the Company’s Vice President of Engineering from September 2016 to November 2018. Prior to joining the Company, he was the General Manager of the Connectivity Business Unit at Qorvo, Inc., responsible for the CPE WiFi, Smart Energy and Automotive product lines, where he managed the product development and production ramp of custom Front End Modules (FEMs) and BAW filters to leading enterprise and retail OEMs and automotive suppliers. Prior to the merger of RF Micro Devices, Inc. (“RFMD”) and TriQuint Semiconductor, Inc. (forming Qorvo, Inc.), he was General Manager of the Wireless Connectivity Business Unit at RFMD for seven years, responsible for Wi-Fi and Smart Energy product lines. In addition, he also managed the product development and production ramp of custom Front End Modules (FEMs) to all leading wireless OEMs – including tier 1 and tier 2 Smartphone OEMs, as well as key OEMs involved in emerging Internet-of-Things. He was at RFMD for a total of 17 years. Prior to RFMD, Mr. Houlden worked in various business and engineering leadership positions at Rockwell Semiconductor/Conexant (now Skyworks Solutions, Inc.). Mr. Houlden holds an MBA from University of Iowa, Masters of Science from Iowa State and a Bachelor of Science from Royal Melbourne Institute of Technology (Australia).

David M. Aichele is Vice President of Business Development, responsible for leading the sales and marketing efforts of the Company. Mr. Aichele joined the Company in May 2015, bringing over 20 years of international sales, business development, and marketing experience with him. Prior to joining the Company, Mr. Aichele was EVP Sales & Marketing for T1Visions, a high-tech software startup company, from 2013 to 2015. Mr. Aichele held director positions at RFMD from 2005 to 2015, where he was responsible for the business development and launch of new RF semiconductor products targeting the cellular market, and senior management positions at Tessera and TE Connectivity, where he led business development and sales teams. Mr. Aichele holds a BSEE from Ohio University and an MBA from the Leeds School of Business at the University of Colorado.

Steven P. DenBaars is a Professor of Materials and Co-Director of the Solid-State Lighting Center at UCSB. Professor DenBaars joined UCSB in 1991 and currently holds the Mitsubishi Chemical Chair in Solid State Lighting and Displays. He is also a co-founder and current board member of two privately held GaN startup companies, Soraa Inc. and Soraa Laser Inc. Dr. DenBaars has been in the LED business for over 30 years starting with his prior work at Hewlett-Packard Optoelectronics division in 1988 and involvement in more than two LED companies and one laser diode company. Professor DenBaars’ specific research interests include growth of wide-band gap semiconductors (GaN based), and their application to Blue LEDs and lasers and energy efficient solid-state lighting. This research has led to over 940 scientific publications and over 182 U.S. patents on electronic materials and devices. He has been awarded a NSF Young Investigator award, Young Scientist Award of the ISCS, IEEE Aron Kressel Award, and he is an IEEE Fellow and a Visiting Professor at the Institute for Advanced Studies (IAS) HKUST. He was recently elected to the National Academy of Engineering (2012), and elected Fellow of the National Academy of Inventors (2014). We believe that Professor DenBaars adds value to our Board of Directors based on his years of experience in the LED industry and his extensive research involving wide-based gap semiconductors and their application to high power electronic devices.

Arthur E. Geiss, Co-Chairman of the Board, founded AEG Consulting, LLC (“AEG Consulting”) in 2003 and currently serves as its Chief Executive Officer. AEG Consulting offers guidance concerning manufacturing, operations, and process development to technology companies. Prior to establishing AEG Consulting, Mr. Geiss served as Vice President of Wafer Fab Operations at RFMD. He was responsible for the start-up and operations of Gallium Arsenide epitaxial-growth and wafer-fabrication. Prior to RFMD, Mr. Geiss held management positions with Alpha Industries, Inc. (purchased by Skyworks Solutions, Inc.) and before that at ITT Gallium Arsenide Technology Center (purchased by Cobham plc). At both companies, he was responsible for process and device development and wafer fabrication operations. Prior to these, Mr. Geiss held a research position at the Xerox Palo Alto Research Center (now PARC, Inc.). At PARC, Inc., he investigated the structure of vitreous materials and amorphous thin-films using Raman spectroscopy. Mr. Geiss has served as a Member of the Executive Committee of the IEEE GaAs IC Symposium (now CSICS) and as a Member of the Executive Committee of the GaAs Manufacturing Technology Conference (now CS Mantech). He has numerous patents and publications on electronic devices, processing, and manufacturing. Mr. Geiss earned a B.S. degree at Lafayette College and M.S. and Ph.D. degrees at Brown University, all in physics. We believe that Mr. Geiss adds value to our Board of Directors based on his extensive experience with technology companies, his executive leadership and management experience, and his research background.

Jeffrey K. McMahon is employed by North Highland, a global management consulting firm, since 2003. He has held the position of Managing Director since 2014 and currently leads the firm’s Global Delivery Consulting and Enterprise Risk Management functions. He has an extensive background in business and information technology consulting in the financial services, energy, and telecommunications industries. He has 20 years of experience helping Fortune 100 companies drive revenue, optimize processes, improve customer experience, and manage risk. His areas of expertise include marketing, strategy articulation and realization, strategic execution, business process management, and merger integration. Prior to joining North Highland, Mr. McMahon was a Manager in Accenture’s process practice area. Mr. McMahon received a Bachelor of Science degree in Civil Engineering from NCSU. We believe that Mr. McMahon adds value to our Board of Directors based on his extensive experience in business and technology consulting and his marketing and strategizing expertise.

Jerry D. Neal, Co-Chairman of the Board, founded RFMD in 1991 and served as its Executive Vice President of Marketing and Strategic Development from January 2002 to May 2012. Dr. Neal served as a Vice President of Marketing of RFMD from May 1991 to January 2000 and as its Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. Prior to joining RFMD, he was employed for 10 years with Analog Devices, Inc., including as Marketing Engineer, Marketing Manager, and Business Development Manager. Dr. Neal also founded Moisture Control Systems for the production of his patented electronic sensor for measurement of soil moisture for research, which was later sold to Hancor, Inc. Dr. Neal has served as a Director of Tower Semiconductor Ltd. (“TowerJazz”) since July 2018 and previously served on the board of Jazz Semiconductor, Inc. from 2002 until 2008, prior to its acquisition by TowerJazz. Dr. Neal served as a Director of RFMD from February 1992 to July 1993. Dr. Neal received his Associate’s Degree in Electrical Engineering from Gaston Technical Institute and NCSU and his doctor of business management degree from Southern Wesleyan University. We believe that Dr. Neal adds value to our Board of Directors based on his extensive executive leadership and management experience and his sales, marketing, and product development background.

Suzanne B. Rudy most recently served as Vice President of Tax & Corporate Treasurer, Compliance Officer, and Assistant Secretary of Qorvo, Inc., a publicly-traded company and leading supplier of semiconductor solutions for the wireless communications market, until November 2015. In addition to her treasury and compliance duties, Ms. Rudy served as a director for various subsidiaries of Qorvo, Inc. Prior to joining Qorvo, Inc.’s predecessor, RMFD, in 1999, Ms. Rudy was the Controller for Precision Fabrics Group, Inc., a textile spin-off of the Fortune 500 Company, Burlington Industries. In addition, she spent six years as a Certified Public Accountant and Manager for BDO Seidman, LLP, an international accounting firm. From 2012 to 2016, Ms. Rudy served as a director for Delta Apparel, Inc., a publicly-traded apparel manufacturer, where she served on the Audit and Compensation Committees. From 2008 to 2011, Ms. Rudy served as a director for First National Bank United Corporation, serving as Chair of the Audit Committee and the Assets and Liability Committee. Since 2006, Ms. Rudy has served on the Board of Visitors for Guilford College. She was also a Board Leadership Fellow in 2013, as designated by the National Association of Corporate Directors. Ms. Rudy brings to our Board extensive expertise in public company financial, compliance, and related strategic matters.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Common Stock is listed on the NASDAQ Capital Market (“NASDAQ”), and pursuant to NASDAQ Listing Rule 5605(b), we are required to have a Board of Directors comprised of a majority of “independent directors.” Our Board has determined that Messrs. DenBaars, Geiss, McMahon, and Neal and Ms. Rudy are independent directors under the applicable standards of The NASDAQ Stock Market. In reaching this determination, the Board considered Mr. Geiss’ relationship with AEG Consulting, a firm owned and operated by Mr. Geiss, which provides consulting services to the Company. This relationship is further discussed below under “Certain Relationships and Related Person Transactions.” After consideration, the Board determined that this relationship did not impact Mr. Geiss’ ability to serve as an independent director.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. Each member of the Board of Directors except our Chief Executive Officer is independent under NASDAQ independence rules.

To assure effective and independent oversight of management, the Board of Directors has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles in management of the Company. We believe that separation of the Chairman and Chief Executive Officer positions encourages objective oversight and candid communications regarding the Company. Currently, two non-employee, independent directors serve as Co-Chairmen of the Board, with Jeffrey B. Shealy serving as Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Co-Chairmen of the Board serve as liaisons between the Board and management, focus on Board and governance matters, and preside over meetings of the full Board. The Co-Chairmen of the Board are independent, non-management positions. We believe our structure is appropriate given the relatively small size and simple operating philosophy of our organization, as it allows Mr. Shealy to focus on the Company’s strategy, business, and operations and allows Messrs. Geiss and Neal, the Co-Chairmen, to provide objective oversight of the Company.

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors discusses areas of risk that particularly affect the Company with senior members of management, who report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. These areas of risk change from time to time based on business conditions and competitive considerations. The Board of Directors and management periodically review, evaluate, and assess the risks relevant to the Company. In addition, the Audit Committee oversees the management of market and operational risks that could affect financial reporting, the Nominating Committee oversees management of risks associated with governance matters, and the Compensation Committee oversees management of risks related to executive compensation plans and policies.

Board Meetings and Director Attendance

The Board of Directors held eight meetings during the fiscal year ended June 30, 2019. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Although the Company does not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. Each of our directors then serving on the Board of Directors attended the 2018 annual meeting of stockholders.

Committees of the Board of Directors

The Board maintains three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each committee operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the “Investors” section of our website under the heading “Governance Documents” at www.akoustis.com, and copies may also be obtained by request through the “Contact Us” form at the same website address. Each member of the Audit Committee, the Compensation Committee, and the Nominating Committee must satisfy membership requirements imposed by the applicable committee charter and, where applicable, NASDAQ listing standards and SEC rules and regulations. Each of the members of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by the Board to be independent under applicable NASDAQ listing standards and, in the case of the Audit Committee and the Compensation Committee, under the independence requirements established by the SEC. A brief description of the responsibilities of each of these committees and their current membership follows.

Audit Committee

Our Board has established a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to represent and assist the Board in its general oversight of our accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company. Formed in February 2017 in connection with our initial listing on NASDAQ, the Audit Committee held five meetings during the fiscal year ended June 30, 2019. The current members of the Audit Committee are Messrs. McMahon and Neal and Ms. Rudy (Chair). The Board of Directors has determined that each of the members is financially sophisticated and that Ms. Rudy meets the definition of “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Board has established a Compensation Committee to assist the Board in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee also has specific responsibilities regarding performance reviews and compensation of the Company’s executive officers. The Compensation Committee held seven meetings during the fiscal year ended June 30, 2019. The Compensation Committee is responsible for approving the individual elements of total compensation for our Chief Executive Officer and other executive officers. The current members of the Compensation Committee are Messrs. McMahon (Chair) and Neal and Ms. Rudy, each of whom is independent under existing NASDAQ listing standards, SEC requirements, and the requirements of Section 162(m) of the Internal Revenue Code (the “Code”). To the extent permitted by the Company’s bylaws and applicable law, rules, regulations and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

Nominating Committee

Our Board has established a Nominating Committee to assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, to recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board or nominees for election to fill interim vacancies on the Board, and to recommend to the Board the directors who will serve on each committee of the Board. Formed in February 2017, the Nominating Committee held four meetings during the fiscal year ended June 30, 2019. The current members of the Nominating Committee are Messrs. DenBaars and Neal (Chair) and Ms. Rudy.

Other Committees

Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future, and in July 2017, our Board designated a Technology Committee to assist the Board and the Company’s senior management in overseeing technology development initiatives and to advise the Board regarding new technology development and execution of technology initiatives. The current members of the Technology Committee are Messrs. Geiss (Chair), DenBaars and Shealy.

Process for Nominating Potential Director Candidates

The Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates for election by the stockholders consistent with criteria approved by the Board. Nominees for director are selected by the Nominating Committee on the basis of their (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) business or other relevant professional experience; (v) capacity and desire to represent the balanced, best interests of the Company and its stockholders as a whole and not primarily a special interest group or constituency; (vi) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; and (vii) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of the Company.

The Nominating Committee does not have a formal diversity policy with respect to the Board, but it reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Nominating Committee deems appropriate. The Board should collectively possess skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Nominating Committee believes that the business experience of its directors has been, and continues to be, critical to the Company’s development and plan of operation.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics and Conduct that applies to our directors, officers, and employees. A copy of the Code of Ethics and Conduct is posted on the Company’s website at www.akoustis.com. In the event that we amend any of the provisions of the Code of Ethics and Conduct that requires disclosure under applicable law or SEC rules, we intend to disclose such amendment on our website. Any waiver of the Code of Ethics and Conduct must be approved by the Board of Directors. Any waivers granted to our Chief Executive Officer or Chief Financial Officer will be disclosed on our website within four business days.

Stockholder and Interested Party Communications with Directors

Stockholders may communicate with the Board of Directors, members of particular committees, or individual directors by sending a letter to such persons in care of our Chief Executive Officer at our principal executive offices. The Chief Executive Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Chief Executive Officer will submit the correspondence to the Co-Chairmen of the Board or to the committee or specific director to whom the correspondence is directed. All such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended June 30, 2019 and June 30, 2018. Our named executive officers include our Chief Executive Officer and our two most highly compensated executive officers serving the Company during the fiscal year ended June 30, 2019 other than our Chief Executive Officer.

Summary Compensation Table for Fiscal Year 2019

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Jeffrey Shealy,	2019	294,760	135,000	100,000	115,224	13,725	658,709
Chief Executive Officer	2018	161,631	120,371	213,600	242,610	6,465	744,677

Rohan Houlden,	2019 (4)	164,426	37,125	316,200	54,826	8,048	580,625
Chief Product Officer	2018	--	--	--	--	--	--

David Aichele,	2019	164,351	37,125	316,200	54,826	8,026	580,528
VP of Business Development	2018	146,602	36,293	106,800	121,305	5,864	416,864

(1)	See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for a discussion of the assumptions made in the valuation of stock awards.

(2)	See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for a discussion of the assumptions made in the valuation of option awards.

(3)	Amounts shown in this column relate to matching contributions to our named executive officers’ accounts under our 401(k) retirement savings plan.

(4)	Mr. Houlden became our Chief Product Officer effective November 2, 2018.

Except as indicated below under “Employment Agreements,” we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at 2019 Fiscal Year-End

We have equity awards outstanding under four compensation plans approved by our stockholders: the 2014 Stock Plan (the “2014 Plan”), the 2015 Equity Incentive Plan (the “2015 Plan”), the 2016 Stock Incentive Plan (the “2016 Plan” and, together with the 2014 Plan and 2015 Plan, the “Prior Plans”), and the 2018 Stock Incentive Plan (the “2018 Plan”). The 2018 Plan replaced the Prior Plans effective upon stockholder approval on November 1, 2018. Any awards outstanding under the Prior Plans on the date of stockholder approval of the 2018 Plan will remain subject to and be settled under the 2014 Plan, 2015 Plan or 2016 Plan, as applicable, and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) automatically became, or will automatically become, available for issuance under the 2018 Plan.

The following table provides information about outstanding equity awards held by our named executive officers as of June 30, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)

Jeffrey Shealy	15,000	45,000	(2)	7.12	9/27/2024
	--	40,000	(3)	5.00	11/26/2025
						18,000	(4)	115,200
						22,500	(5)	144,000
						20,000	(6)	128,000

Rohan Houlden	12,500	37,500	(2)	7.12	9/27/2024
	--	20,000	(7)	4.76	11/22/2025
						50,000	(8)	320,000
						18,750	(5)	120,000
						18,750	(9)	120,000
						25,000	(10)	160,000
						20,000	(11)	128,000

David Aichele	7,500	22,500	(2)	7.12	9/27/2024
	--	20,000	(7)	4.76	11/22/2025
						27,500	(12)	176,000
						10,000	(4)	64,000
						11,250	(5)	72,000
						25,000	(10)	160,000
						20,000	(11)	128,000

(1)	The market value is based upon the $6.40 closing price of our Common Stock, as reported by NASDAQ on June 28, 2019, multiplied by the number of shares that had not yet vested.

(2)	These shares vest in three equal annual installments on September 27, 2019, 2020 and 2021.

(3)	These shares vest in four equal annual installments on November 27, 2019, 2020, 2021 and 2022.

(4)	These restricted shares, granted August 11, 2016, are subject to a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will be released from the repurchase option in two equal annual installments on the third and fourth anniversaries of the grant date.

(5)	These restricted shares, granted on September 27, 2017, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in three equal installments on the second, third and fourth anniversaries of the grant date.

(6)	These restricted shares, granted on November 27, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in four equal installments on the first, second, third and fourth anniversaries of the grant date.

(7)	These shares vest in four equal annual installments on November 23, 2019, 2020, 2021 and 2022.

(8)	These restricted shares, granted December 15, 2016, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in two equal annual installments on September 12, 2019 and 2020.

(9)	These restricted shares, granted March 12, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in three equal annual installments on the second, third and fourth anniversaries of the grant date.

(10)	These restricted shares, granted July 16,2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in four equal annual installments on the first, second, third and fourth anniversaries of the grant date.

(11)	These restricted shares, granted November 23, 2018, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in four equal annual installments on the first, second, third and fourth anniversaries of the grant date.

(12)	These restricted shares, granted October 5, 2015, are subject to forfeiture or a repurchase option by the Company in certain events of termination of the named executive officer’s employment. The shares will vest or be released from the repurchase option in one installment on the fourth anniversary of the grant date.

Employment Agreements

Jeffrey B. Shealy

On June 15, 2015, we entered into a three-year employment agreement with our Chief Executive Officer, Jeffrey B. Shealy. After the initial three-year term, the agreement automatically renews for successive one-year periods unless terminated by either party on at least 30 days’ written notice prior to the end of the then-current term. Mr. Shealy’s annual base salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Mr. Shealy’s annual salary to $163,770, effective September 11, 2017, and to $300,000, effective July 1, 2018. Mr. Shealy is eligible, at the discretion of our Board of Directors, to receive an annual cash bonus of up to 100% of his annual base salary, which may be based on us achieving certain operational, financial or other milestones (the “Milestones”) that may be established by our Board of Directors. Mr. Shealy is entitled to receive stock options or other equity incentive awards as and when determined by the Board, and is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us for, our executives. Mr. Shealy and his dependents are also entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Mr. Shealy will be entitled to be reimbursed for all reasonable travel, entertainment, and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities, or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by us from time to time.

In the event that Mr. Shealy is terminated by us without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) during the term of his employment, Mr. Shealy would be entitled to (x) an amount equal to his annual base salary then in effect (payable in accordance with the Company’s normal payroll practices) for a period of 24 months commencing on the effective date of his termination (the “Severance Period”) (in the case of termination by the executive for Good Reason, reduced by any cash remuneration paid to him because of any other employment or self-employment during the Severance Period), (y) if and to the extent the Milestones are achieved for the annual bonus for the year in which the Severance Period commences (or, in the absence of Milestones, our Board of Directors has, in its sole discretion, otherwise determined an amount of Mr. Shealy’s annual bonus for such year), an amount equal to such annual bonus prorated for the portion of the performance year completed before Mr. Shealy’s employment terminated, and (z) immediate vesting of any unvested stock options, restricted stock, or similar incentive equity instruments. For the duration of the Severance Period, Mr. Shealy will also be eligible to participate in our benefit plans or programs, provided Mr. Shealy was participating in such plan or program immediately prior to the date of employment termination, to the extent permitted under the terms of such plan or program (collectively, the “Termination Benefits”). If Mr. Shealy’s employment is terminated during the term by us for Cause, by Mr. Shealy for any reason other than Good Reason or due to his death, then he will not be entitled to receive the Termination Benefits, and shall only be entitled to the compensation and benefits that shall have accrued as of the date of such termination (other than with respect to certain benefits that may be available to Mr. Shealy as a result of a Permanent Disability (as defined in his employment agreement)).

David Aichele

David Aichele serves as the Vice President of Business Development pursuant to an offer letter dated May 12, 2017. Pursuant to the offer letter, Mr. Aichele is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Mr. Aichele’s salary is subject to increase or decrease annually as determined by our Board of Directors. The Board of Directors increased Mr. Aichele’s annual salary to $141,080, effective June 15, 2017, to $148,134, effective September 11, 2017, and to $165,000, effective July 1, 2018.

Rohan Houlden

As of the date of this proxy statement, the Company has not entered into an employment agreement with Mr. Houlden. As of June 30, 2019, Mr. Houlden’s annual base salary was $165,000 and he is eligible to receive an annual cash bonus of up to 50% of his base salary if certain operational, financial, or other milestones determined by the Board, in its sole discretion, have been satisfied, and is eligible to participate in the 2018 Plan.

Change in Control Arrangements

2014 Plan

In the event of a merger or change in control of the Company, the treatment of each outstanding award granted under the 2014 Plan will be determined by the administrator of the 2014 Plan, including whether the awards will be continued by the Company (if the Company is the surviving corporation), assumed by the surviving corporation or its parent, substituted by the surviving corporation or its parent for new awards, or cancelled for any or no consideration. The administrator will not be required to treat all awards similarly in the transaction.

2015 Plan

In the event of a merger or change in control of the Company, the treatment of each outstanding award granted under the 2015 Plan will be determined by the administrator of the 2015 Plan, including whether each such award will be assumed or an equivalent option or right substituted by the successor corporation. The administrator will not be required to treat all awards similarly in the transaction. In the event that the successor corporation does not assume or substitute the awards, all restrictions on the awards will lapse.

2016 Plan

Under the terms of the 2016 Plan, the following provisions will apply to the restricted stock awards granted under the 2016 Plan in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2016 Plan (as determined by the administrator of the 2016 Plan), any restrictions will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested in full and any restrictions will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award, if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

●	Further, if a named executive officer has entered into an employment agreement or other similar arrangement as of the effective date of the 2016 Plan, the officer is entitled to the greater of the benefits provided upon a change of control of the Company under the 2016 Plan or the respective employment agreement or other similar arrangement as in effect on the 2016 Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to the officer upon a change of control as defined in the 2016 Plan.

2018 Plan

Under the terms of the 2018 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2018 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

●	Further, if a participant has entered into an employment agreement or other similar arrangement as of the effective date of the Plan, the participant is entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement or other similar arrangement as in effect on the Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to a participant upon a change of control as defined in the Plan.

Director Compensation

Under our current Director Compensation Program, our non-employees directors receive annual grants of nonqualified stock awards and/or restricted stock unit awards. The total value of each non-employee director’s annual equity award is as follows: $140,000 for service on the board; $50,000 for service as chair of the board; $10,000 for service on the audit committee (or $20,000 for the chair of such committee); $6,000 for service on the compensation committee or the technology committee (or $11,000 for the chair of either such committee); and $5,000 for service on the nominating committee (or $10,000 for the chair of such committee). Annual equity awards are granted on the date of the Company’s annual stockholders’ meeting. Awards vest on the first anniversary of the grant date, subject to the director’s continued service and such other terms as found in the applicable equity compensation plan and relevant award agreement.

Directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended June 30, 2019.

Name	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)

Arthur E. Geiss (1)	--	130,504	44,178	(2)	174,682

Jerry D. Neal (3)	132,308	--			132,308

Steven P. DenBaars (4)	46,292	49,184			95,476

Jeffrey K. McMahon (5)	--	104,533			104,533

Steven Miller (6)	44,762	47,560			92,322

Suzanne B. Rudy (7)	--	111,352			111,352

(1)	Mr. Geiss received a stock option under the 2018 Plan exercisable for 60,360 shares of Common Stock on November 1, 2018 immediately following the 2018 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation is based on a Black-Scholes grant date fair value per share of $2.1621.

(2)	This amount includes the following compensation to AEG Consulting, a firm owned and operated by Mr. Geiss, for consulting services for the fiscal year ended June 30, 2019: (i) 5,000 shares of restricted stock units granted on November 2, 2018 under the 2018 Plan with a grant date fair value of $3.78 per share; and (ii) a stock option granted on November 2, 2018 under the 2018 Plan exercisable for 10,000 shares of Common Stock with a Black-Scholes grant date fair value per share of $2.5278. The restricted stock units and option shares will vest in four equal annual installments on the first, second, third, and fourth anniversaries of the grant date.

(3)	Mr. Neal received a restricted stock award under the 2018 Plan of 32,508 shares of Common Stock on November 1, 2018 immediately following the 2018 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation is based on a closing bid price of $4.07 on the grant date.

(4)	Mr. DenBaars received a restricted stock award under the 2018 Plan of 11,374 shares of Common Stock and a stock option award exercisable for 22,748 shares of Common Stock, each on November 1, 2018 immediately following the 2018 annual meeting for his services on the Board, with all of the shares subject to the awards scheduled to vest on the first anniversary of the grant date. Valuation with respect to the restricted stock is based on a closing bid price of $4.07 on the grant date and, with respect to the stock option, a Black-Scholes grant date fair value per share of $2.1621.

(5)	Mr. McMahon received a stock option under the 2018 Plan exercisable for 48,348 shares of Common Stock on November 1, 2018 immediately following the 2018 annual meeting for his services on the Board, which vests in full on the first anniversary of the grant date. Valuation is based on a Black-Scholes grant date fair value per share of $2.1621.

(6)	Mr. Miller received a restricted stock award under the 2018 Plan of 10,998 shares of Common Stock and a stock option award exercisable for 21,997 shares of Common Stock, each on November 1, 2018 immediately following the 2018 annual meeting for his services on the Board. Valuation with respect to the restricted stock is based on a closing bid price of $4.07 on the grant date and, with respect to the stock option, a Black-Scholes grant date fair value per share of $2.1621. Mr. Miller resigned effective April 5, 2019. Mr. Miller forfeited his 2018 restricted stock and stock option awards in connection with his resignation.

(7)	Ms. Rudy received a stock option under the 2018 Plan exercisable for 51,502 shares of Common Stock on November 1, 2018 immediately following the 2018 annual meeting for her services on the Board, which vests in full on the first anniversary of the grant date. Valuation is based on a Black-Scholes grant date fair value per share of $2.1621.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program, as described in detail under the heading “Compensation and Other Information Concerning our Executive Officers and Directors – Executive Compensation”, is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning our Executive Officers and Directors – Executive Compensation” section beginning on page 12 for additional details about our executive compensation programs, including information about the fiscal 2019 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, objectives and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, is hereby APPROVED.”

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon is required to approve the foregoing resolution.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years, beginning with the 2019 Annual Meeting of Stockholders, or the stockholders may choose to abstain.

After careful consideration, the Board recommends that the advisory vote by our stockholders on executive compensation be held every year. In formulating its recommendation, our Board believes that giving our stockholders the right to cast an annual advisory vote on the compensation of our named executive officers is good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with frequent and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

Vote Required for Approval

The option of every “one year,” “two years” or “three years” that receives affirmative votes from the holders of at least a majority of shares present in person or by proxy and entitled to vote thereon, such option will have been approved by our stockholders. If none of the options receives affirmative votes from the holders of a majority of shares present in person or by proxy and entitled to vote thereon, the Board will still carefully review the voting results and take them into account in determining how often the Company should conduct an advisory vote on executive compensation.

Board Recommendation

The Board recommends that the stockholders vote “ONE YEAR” to advise the Board as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation.

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board is seeking stockholder approval of an amendment to our Certificate of Incorporation, which would increase the number of authorized shares of Common Stock from 45,000,000 to 100,000,000. The proposed Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

The newly authorized shares of Common Stock would have the same rights as the currently outstanding shares of our Common Stock. As of September 9, 2019, 30,450,275 shares of our Common Stock were issued and outstanding, 1,182,882 shares were subject to outstanding restricted stock unit awards, 2,080,665 options to purchase shares of our Common Stock were issued and outstanding under our equity compensation plans, 1,784,687 shares of our Common Stock were reserved for future issuance under our equity compensation plans, and 633,343 shares of our Common Stock were reserved for issuance upon the exercise of outstanding stock purchase warrants. Additionally, we may issue up to 7,156,538 shares of our Common Stock to holders of outstanding convertible senior notes upon conversion of such notes or in payment of accrued interest on certain of such notes, or in connection with an interest make-whole payment or as a qualifying fundamental change payment pursuant to the terms of certain of such notes. Accordingly, 43,319,861 of the 45,000,000 authorized shares of our Common Stock are currently issued or reserved while 1,680,139 of the authorized shares of our Common Stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

The Board believes that the increase in authorized shares would be beneficial for the following reasons:

●	Ensure that an adequate number of shares are available for potential future corporate purposes. An increase in the number of authorized shares of our Common Stock enables us to have a sufficient number of shares available for a variety of possible future corporate purposes, including but not limited to raising additional capital through future equity transactions and issuance of stock under existing equity compensation plans. However, we have no plans, arrangements, or understandings to issue any of the newly issued authorized shares for any purpose at this time.

●	Enable equity transactions to raise additional capital. The availability of additional shares of our Common Stock will permit us to raise capital through equity transactions. Any such additional capital may be used for a variety of purposes including general corporate and working capital purposes. However, we have no plans, arrangements or understandings for any equity transactions at this time.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Delaware. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Board reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Corporation, if the Board, in its discretion, determines that such amendment is no longer in the best interests of the Corporation or its stockholders.

Vote Required for Approval

The affirmative vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon is required to approve and adopt the amendment.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval and adoption of the amendment to the Certificate of Incorporation.

PROPOSAL 5

AMENDMENT TO 2018 STOCK INCENTIVE PLAN

The Board is seeking the approval of our stockholders of an amendment of the 2018 Stock Incentive Plan (as so amended, the “2018 Plan”), which amendment was adopted by the Board on August 23, 2019, subject to stockholder approval (the “2018 Plan Amendment”). As more fully described below, upon approval, the 2018 Plan Amendment would:

●	increase the number of shares of Common Stock authorized for issuance under the 2018 Plan by 3,000,000 shares, from 3,000,000 shares to a total of 6,000,000 shares; and

●	increase the number of shares issuable pursuant to incentive stock options (“ISOs”) by the same amount from 3,000,000 to 6,000,000 shares, with ISOs having the meaning set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Before the 2018 Plan Amendment may be effective, stockholder approval is required under NASDAQ Rule 5635(c). Additionally, stockholder approval of the 2018 Plan Amendment will also constitute approval of the material terms of the 2018 Plan for purposes of Code Section 162(m).

General

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. The Board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on stockholder return, and our continuing efforts to align stockholder and management interests. We believe that growth in stockholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The 2018 Plan replaced the Akoustis Technologies, Inc. 2016 Stock Incentive Plan, the Akoustis Technologies, Inc. 2015 Equity Incentive Plan and the Akoustis, Inc. 2014 Stock Plan (collectively, the “Prior Plans”).

As of September 9, 2019, we had 3,000,000 shares authorized for issuance under the 2018 Plan and, after taking into account shares previously issued or covered by outstanding awards, there were 1,784,687 shares available for future grants under the 2018 Plan. Under the proposed 2018 Plan Amendment, the aggregate number of shares authorized for issuance would be increased by 3,000,000 shares to a total of 6,000,000 shares, and this would increase the total number of shares available for future grants under the 2018 Plan to 4,784,687 as of such date. The 2018 Plan currently provides that 3,000,000 of the shares authorized under the plan may be issued pursuant to ISOs. Under the 2018 Plan, as amended by the proposed 2018 Plan Amendment, the aggregate number of shares authorized that may be issued pursuant to ISOs would be increased to 6,000,000 shares.

Reasons for the Amendment

Historically, long-term equity compensation has played an important part of our compensation strategy. We believe long-term equity compensation furthers our compensation objectives of aligning the interests of our officers, directors and employees with those of our stockholders, encouraging long-term performance and rewarding award recipients for creating stockholder value. We believe the 1,784,687 shares remaining for future grants under the 2018 Plan as of September 9, 2019 is insufficient for us to maintain our current equity compensation strategy through the end of fiscal 2020. We believe that the adoption of the 2018 Plan Amendment will provide us with a sufficient number of shares available for issuance to last through the end of fiscal 2021.

Material Features of the 2018 Plan, as Amended by the 2018 Plan Amendment

The principal features of the 2018 Plan are summarized below. The following summary of the 2018 Plan does not purport to be a complete description of all of the provisions of the 2018 Plan and is qualified in its entirety by reference to the complete text of the 2018 Plan. The proposed changes to the 2018 Plan as a result of the 2018 Plan Amendment are set forth in Appendix B.

Share Limitations

The maximum number of shares of Common Stock that we may issue or deliver pursuant to awards granted under the 2018 Plan will be 6,000,000 shares plus any shares subject to an award granted under the Prior Plans that are forfeited, cancelled, terminated, expire or lapse for any reason without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Company. Since the effective date of the 2018 Plan, no further awards have been granted under the 2016 Plan although awards under the 2016 Plan and the other Prior Plans that are outstanding will continue in accordance with their terms. If the proposed 2018 Plan Amendment is approved, the maximum number of shares of Common Stock that we may issue pursuant to incentive stock options under the 2018 Plan would be increased by 3,000,000 shares to a total of 6,000,000 shares.

For purposes of determining the number of shares of Common Stock to be counted against the maximum share limits described above, each share of Common Stock subject to an award will be counted against the limit as one share. In addition, the following shares will be counted against the limits described above and will not be available for re-issuance: (i) shares withheld from an award or delivered by a participant to satisfy tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares withheld or delivered to pay the exercise price related to an outstanding award; and (iv) shares repurchased on the open market with the proceeds of the exercise price.

In calculating the 2018 Plan share limitations described above, the following shares will not be included: (i) shares subject to an award (or any portion of an award) that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve performance goals.

Shares issued under the 2018 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the 2018 Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2018 Plan and will not reduce the maximum number of shares available under the 2018 Plan, subject to applicable stock exchange listing requirements, if any.

The number of shares reserved for issuance under the 2018 Plan may be adjusted in the event of an adjustment in the capital structure of the Company (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event), as provided in the 2018 Plan.

On the Record Date, the closing sales price of our Common Stock as reported on the NASDAQ under the symbol AKTS was $8.00 per share.

Non-Employee Directors Award Limitation

The 2018 Plan limits awards to non-employee directors. The maximum number of shares that may be subject to awards granted to any non-employee director in any 12-month period is 200,000 (or the equivalent value of such shares based on the fair market value per share of Common Stock on the date of grant of such an award), provided that any director cash retainer fees or other fees that are settled in shares of Common Stock will not be subject to this limitation.

Adjustments

The number of shares reserved for issuance under the 2018 Plan, the award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of the Company (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event) or as otherwise provided in the 2018 Plan.

Purpose and Eligibility; Term

The purposes of the 2018 Plan are to encourage and enable selected employees, non-employee directors and consultants of the Company and its affiliates to acquire or increase their holdings of our Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and our stockholders. The 2018 Plan is also intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operation largely depends.

The effective date of the 2018 Plan was November 15, 2018, and awards may be granted under the 2018 Plan until the tenth anniversary of that date (i.e., November 15, 2028) or any earlier termination date set by the Board.

The 2018 Plan’s purposes will be carried out by the granting of awards to selected participants. Awards may be granted to selected (i) employees of the Company or our affiliates (ii) non-employee directors of the Board and (iii) consultants in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of the Record Date, 90 employees (including four executive officers), five non-employee directors and four consultants were eligible to participate in the 2018 Plan.

The types of awards authorized under the 2018 Plan include: stock options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards, restricted stock units (or “RSUs”) and/or deferred stock units; performance awards in the form of performance shares and/or performance units; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below under “Types of Awards.”

Administration; Amendment and Termination

The 2018 Plan may be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee administers the 2018 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2018 Plan, the Administrator’s authority includes but is not limited to the authority to:

●	determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award;

●	prescribe the form(s) of award agreements under the 2018 Plan;

●	establish, amend and rescind rules and regulations for the administration of the 2018 Plan;

●	correct any defect, supply any omission or reconcile any inconsistency in the 2018 Plan or in any award or award agreement; and

●	construe and interpret the 2018 Plan, awards and award agreements made under the 2018 Plan, interpret rules and regulations for administering the 2018 Plan and make all other determinations deemed necessary or advisable for administering the 2018 Plan.

In certain circumstances, the Board may delegate authority (within specified parameters) to one or more officers (or a special committee of the Board consisting of one or more directors who are also officers of the Company) to grant awards, and to make other determinations under the 2018 Plan with respect to such awards to participants who are not directors or officers subject to Section 16 under the Exchange Act or covered employees under Code Section 162(m).

The 2018 Plan and awards made under the 2018 Plan may be amended, suspended or terminated at any time by the Board (or the Administrator, with respect to awards). Stockholder approval is required for any amendment to the 2018 Plan if required by applicable laws, rules or regulations, and an amendment or termination of an award generally may not materially adversely affect the rights of a participant without the participant’s consent. The Administrator also has unilateral authority to amend the 2018 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits under the 2018 Plan or to comply with applicable accounting principles or applicable laws, rules or regulations.

No Repricing of Options or SARs

Stockholder approval is required to take any action with respect to option or SAR “repricing,” that is (i) amending the terms of outstanding options or SARs to reduce the exercise price (ii) exchanging outstanding options or SARs for cash, options or SARs with an exercise price that is less than the exercise price of the original option or SAR or for other equity awards at a time when the original option or SAR has an exercise price above the fair market value of our Common Stock or (iii) taking other action that would be treated as a repricing under any applicable stock exchange rules.

Minimum Vesting Requirements

Awards granted under the 2018 Plan are generally be subject to a minimum vesting period of one year. However, the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability or retirement or, under certain circumstances, upon a change of control of the Company. In addition, the Administrator may grant awards without a minimum vesting period or may accelerate the vesting of all or a portion of an outstanding award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2018 Plan. The 2018 Plan also permits the grant of awards to participants that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers or similar transactions, awards granted as an inducement to be employed by the Company or awards granted to replace forfeited awards from a former employer or in exchange for foregone cash compensation. Our historical practice generally has been to impose four-year vesting periods for equity awards. Employee awards granted under the 2018 Plan also generally have multi-year vesting periods.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2018 Plan is provided below.

Options. Options granted under the 2018 Plan may be incentive options or nonqualified options. Incentive options may only be granted to our employees. The Administrator will determine the exercise price for options. The exercise price may be no less than 100% of the fair market value per share of our Common Stock on the date the option is granted, or 110% of the fair market value with respect to incentive stock options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations). The exercise price is payable in cash or cash equivalent, and except where prohibited by the Administrator or applicable law, by delivery of shares of our Common Stock owned by the participant (so long as a public market exists at the time of exercise), withholding of shares upon exercise of the option, delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law (or any combination of these methods).

The Administrator will determine the term and conditions of an option, the period or periods during which a participant may exercise an option and any conditions on the ability of a participant to exercise an option. The option period may not exceed 10 years, or five years with respect to incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service, unless an award agreement provides otherwise.

Stock Appreciation Rights. SARs may be granted in the form of “related SARs” or freestanding SARs. A related SAR is granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of Common Stock subject to the related option, and a freestanding SAR is an SAR that is not granted in tandem with an option. The holder of an SAR is entitled to receive consideration equal to the excess, if any, of the fair market value of a share of our Common Stock on the date of exercise over the exercise price per share of such SAR, multiplied by the number of SARs being exercised. This consideration may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of Common Stock, as determined by the Administrator. The exercise price may be no less than 100% of the fair market value per share of our Common Stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the exercise price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to the related options in the case of related SARs.

Restricted Awards. Restricted awards may be in the form of restricted stock awards, RSUs and/or deferred stock units that are subject to certain vesting conditions. Restricted stock awards are payable in shares of Common Stock. Restricted stock units and deferred stock units may be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the 2018 Plan and at the discretion of the Administrator.

Subject to Plan terms, the Administrator will determine the restriction period and vesting conditions applicable to any restricted award. Vesting conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time, retirement, disability, death or other termination of employment or service or any combination of conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards.

Performance Awards. Performance awards may be in the form of performance shares and/or performance units. Performance shares are granted with reference to a specified number of shares of our Common Stock and entitle the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator). An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of Common Stock, a cash payment or combination of Common Stock and cash (as determined by the Administrator).

Subject to Plan terms, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include payment of a specified purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such or other conditions. Performance measures may vary between participants and will be based upon such performance factors or criteria as the Administrator determines.

The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to interpret the terms and conditions of performance awards.

For performance awards, as well as performance-based restricted awards, the Administrator may select any performance factors or criteria as it may deem appropriate, which may include (without limitation) any of the following: (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) pre-tax income; (x) book value per share; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability including of an identifiable business unit or service offering; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) working capital; (xxii) economic wealth created; (xxiii) strategic business criteria; (xxiv) efficiency ratio(s); (xxv) operating ratio(s); (xxvi) achievement of division, group, function or corporate financial, strategic or operational goals; (xxvii) gross margins; (xxviii) product productions or shipments; and (xxix) comparisons with stock market indices or performance metrics of peer companies.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or awards for shares of Common Stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions and/or awards granted without being subject to vesting (subject to the minimum vesting requirements summarized above) or performance conditions. The Administrator will determine the number of shares of Common Stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of Common Stock, other securities or any other form of property (or a combination of such forms of consideration), and the other terms and conditions of such awards.

Dividends and Dividend Equivalents. The Administrator may provide that awards (other than options and SARs) earn dividends or dividend equivalents. However, dividends and dividend equivalents, if any, on unearned or unvested awards (time-vesting or performance-vesting) may not be paid (even if accrued) unless and until the underlying award has vested and/or been earned.

Change of Control

Under the terms of the 2018 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

●	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which the Company is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the 2018 Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance).

●	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at the greater of actual performance or target performance), if the employment or service of the participant is terminated within two years after the effective date of a change of control if such termination of employment or service (i) is by the Company without cause or (ii) is by the participant for good reason.

●	Further, if a participant has entered into an employment agreement or other similar arrangement as of the effective date of the Plan, the participant is entitled to the greater of the benefits provided upon a change of control of the Company under the Plan or the respective employment agreement or other similar arrangement as in effect on the Plan’s effective date, and such employment agreement or other similar arrangement will not be construed to reduce in any way the benefits otherwise provided to a participant upon a change of control as defined in the Plan.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Awards other than incentive options are generally not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended.

Termination of Employment or Service

If a participant’s employment or service is terminated for any reason, the Administrator will determine the extent, if any, to which a participant may have the right to exercise or vest in his or her awards following termination. These rights, if any, generally will be stated in the participant’s award agreement. Unless otherwise determined by the Administrator or provided in an award agreement, all or any part of an award that has not vested or been earned will be forfeited immediately upon a termination of the participant’s employment or service for any reason.

Forfeiture, Recoupment and Stock Retention

As noted above, the Administrator may require the reduction, cancellation, forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and may require that a participant comply with any compensation recovery policy (i.e., a “clawback policy”) and any stock ownership and retention policy or other policies and guidelines adopted by the Company from time to time and/or other similar policies that may apply to the participant or be imposed under applicable laws.

Material Federal Income Tax Consequences

The following is a general, brief summary of the principal federal income tax consequences of certain awards and transactions under the 2018 Plan. The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences, nor does it describe the consequences to any particular participant.

Nonqualified Stock Options and SARs. In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

SARs are treated very similarly to nonqualified stock options for tax purposes. The holder of a SAR will not normally realize any taxable income upon the grant of the SAR. Upon the exercise of a SAR, the person exercising the SAR will realize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise; or (ii) if shares are received upon the exercise of the SAR, the fair market value of such shares as of the exercise date.

ISOs. Options issued and designated as ISOs are intended to qualify for special tax treatment under Code Section 422. Under the provisions of Code Section 422, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value of the option shares on the date of exercise is an item of tax preference for purposes of the alternative minimum tax.

The taxation of gain or loss upon the sale of shares acquired upon exercise of an ISO depends, in part, on whether the shares are held for at least two years from the date the option was granted and at least one year from after the date the shares were transferred to the optionee. If shares issued to an optionee upon the exercise of an ISO are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period requirements described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

Subject to certain exceptions for death or disability, if an optionee exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Restricted Stock, RSUs, Deferred Stock Units, Performance Awards and Other Stock-Based Awards. A participant will generally not have taxable income upon the grant of restricted stock, RSUs, deferred stock units, performance awards or other stock-based awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received (less any amount paid by the participant). For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Deductibility of Executive Compensation. We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

Section 409A. We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but we make no representations to that effect.

2018 Plan Benefits

The granting of awards under the 2018 Plan is discretionary. As such, the Board cannot now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. The equity grant program for our non-employee directors is described under the Director Compensation section in this Proxy Statement.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon is required to approve the 2018 Plan Amendment.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the approval of the 2018 Plan Amendment.

PROPOSAL 6

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JUNE 30, 2020

The Board of Directors has retained Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. In determining that Marcum be retained as the Company’s independent registered public accounting firm, the Board considered whether the provision of non-audit services by Marcum was compatible with maintaining Marcum’s independence and concluded that it was. Even if the engagement of Marcum is ratified, the Board may in its discretion appoint a different independent registered public accounting firm at any time during the year if it determines that such appointment would be in the best interests of the Company and its stockholders.

A representative of Marcum is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required for Approval

The affirmative vote of the stockholders present in person or represented by proxy at the Annual Meeting holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon is required to ratify the engagement of Marcum as the Company’s independent public accounting firm for the fiscal year ending June 30, 2020.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the ratification of the engagement of Marcum as the Company’s independent public accounting firm for the fiscal year ending June 30, 2020.

Fees

The aggregate fees billed to us by Marcum for services rendered for each of the fiscal years ended June 30, 2019 and June 30, 2018 are set forth in the table below:

Fee Category	Fiscal year ended June 30, 2019	Fiscal year ended June 30, 2018

Audit fees (1)	$370,800	$280,521
Audit-related fees (2)	23,175	60,021
Tax fees	—	—
All other fees	—	—

Total fees	$393,975	$340,542

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements (estimated for fiscal 2019), for reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements. Audit fees for the fiscal year ended June 30, 2019 also include services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

(2)	For the fiscal year ended June 30, 2019, audit-related fees are related to professional services rendered in connection with the underwritten offerings of common stock and convertible senior notes in October 2018. For our prior fiscal year ended June 30, 2018, audit-related fees are related to the review of the registration statement on Form S-8 for shares issued under the Prior Plans as well as professional services rendered in connection with the private placement of convertible senior secured notes in May 2018.

Pre-Approval Practice

The Board established an Audit Committee in February 2017. The Audit Committee’s responsibilities include establishing policies and procedures for the review and pre-approval by the Audit Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by the independent registered public accounting firm, and any non-audit services to be performed by any other accounting firm. Our Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants. Pursuant to this pre-approval policy, the Audit Committee considers, at least annually, and approves the terms of the audit engagement. At each regularly scheduled Audit Committee meeting, the committee members review both a report summarizing the services, provided or anticipated to be provided by the auditor and the related fees and costs, and a listing of newly requested services subject to pre-approval since its last regularly scheduled meeting. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to preset fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s public accountants.

All fees described above related to audit, audit-related, tax, and other permitted non-audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2019 with management and its independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 2019 be included in the Company’s Form 10-K for the fiscal year ended June 30, 2019 for filing with the SEC. Respectfully submitted by the Audit Committee.

Suzanne B. Rudy (Chair)

Jerry D. Neal

Jeffrey K. McMahon

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. Set forth below is a description of such related-party transactions that occurred since July 1, 2017.

Certain of our directors and officers participated in a private placement of our common stock at a price of $5.50 per share that closed on November 14, 2017 (the “November 2017 Offering”). Specifically:

●	Jerry Neal, one of our directors and Co-Chairman of our Board of Directors, purchased 154,545 shares of Common Stock for an aggregate purchase price of $849,998 in the November 2017 Offering.

●	Arthur Geiss, one of our directors and Co-Chairman of our Board of Directors, purchased 1,818 shares of Common Stock for an aggregate purchase price of $9,999 in the November 2017 Offering.

●	Steven DenBaars, Jeffrey McMahon and Suzanne Rudy, members of our Board of Directors, each purchased 5,454 shares of Common Stock for an aggregate purchase price of $29,997 for each such Board member in the November 2017 Offering.

On December 1, 2017, a brother of the Company’s Chief Executive Officer purchased 12,000 shares of Common Stock in a private placement at a price of $5.50 per share for an aggregate purchase price of $66,000.

AEG Consulting, a firm owned and operated by Arthur Geiss, Co-Chairman of the Board, received consulting fees of $10,000 for the year ended June 30, 2018. Additionally, effective November 1, 2017, Mr. Geiss received a restricted stock unit award for 5,000 shares of Common Stock, with an aggregate market value of $35,600 on the grant date, and an option award for 10,000 shares of Common Stock, each option with an exercise price of $7.12 per share, in consideration for consulting services. These awards were granted under the 2016 Plan. Effective November 2, 2018, Mr. Geiss received a restricted stock unit award for 5,000 shares of Common Stock, with an aggregate market value of $18,900 on the grant date, and an option award for 10,000 shares of Common Stock, each option with an exercise price of $3.78 per share, in consideration for consulting services. These awards were granted under the 2018 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the directors, certain officers, and beneficial owners of more than ten percent of a class of securities registered under Section 12 of the Exchange Act to file reports with the SEC indicating their holdings of and transactions in such securities and to provide copies of such reports to the issuer of such securities. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the fiscal year ended June 30, 2019, except for a late Form 4 filed on November 14, 2018 by Steven P. Miller reporting a purchase of Common Stock and a late Form 4 filed on March 12, 2019 by Jeffrey B. Shealy reporting a sale of Common Stock by his spouse.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Under certain conditions, stockholders may request that we include a proposal or director nomination at a forthcoming meeting of our stockholders in the proxy materials of the Company for such meeting. Under Exchange Act Rule 14a-8, any stockholder desiring to present a proposal to take action at the 2020 annual meeting of stockholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive offices at 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078 no later than May 26, 2020.

In order for a stockholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2020 annual meeting of stockholders (but not included in our proxy statement), such proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any stockholder proposal to be submitted at the 2020 annual meeting of stockholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on July 6, 2020 and not later than the close of business on August 5, 2020.

The stockholder notice, with respect to all stockholder proposals, must comply in all respects with Article II, Section 9 of the Company’s Bylaws, which requires that such proposal be in writing and include (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information relating to the person or the proposal that is required to be disclosed pursuant to Regulation 14A under the Exchange Act.

In addition, a stockholder notice with respect to director nominations must also include (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

This section is subject to and qualified entirely by the requirements for stockholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Secretary.

It is presently anticipated that the Company’s 2020 annual meeting of stockholders will be held in November 2020. However, if the date of the 2020 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2019 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2020 annual meeting of stockholders and the new dates by which stockholder proposals submitted pursuant to and outside of Exchange Act Rule 14a-8 must be received by the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on September       , 2019. We make available on our website, www.akoustis.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of these reports, without charge, upon request to: Akoustis Technologies, Inc., 9805 Northcross Center Court, Suite A, Huntersville, North Carolina 28078, Attention: Andrew Wright.

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AKOUSTIS TECHNOLOGIES, INC.

AKOUSTIS TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section 4.1 of ARTICLE IV thereof in its entirety and replacing Section 4.1 of ARTICLE IV with the following:

“4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred five million (105,000,000) shares, of which one hundred million (100,000,000) shares shall be designated as common stock, par value $0.001 per share, and of which five million (5,000,000) shares shall be designated as preferred stock, par value $0.001 per share.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AKOUSTIS TECHNOLOGIES, INC. has caused this Certificate to be executed by its duly authorized officer on this ___ day of ________________, 2019.

By:
Name:	Jeffrey B. Shealy
Title:	Chief Executive Officer

APPENDIX B

AMENDMENT
TO
2018 STOCK INCENTIVE PLAN
OF
AKOUSTIS TECHNOLOGIES, INC.

This Amendment (“Amendment”) to the 2018 Stock Incentive Plan (the “Existing Plan”; as amended hereby, the “Plan”) of Akoustis Technologies, Inc., a Delaware corporation (the “Company”), is adopted by the Company’s Board of Directors (the “Board”) as of September 6, 2019, subject to approval by the Company’s stockholders (the “Stockholders”).

Statement of Purpose

The Existing Plan was originally approved by the Board on August 24, 2018, and by the Stockholders on November 1, 2018, upon which date it became effective. Under Section 16(a) of the Existing Plan, the Board may amend the Existing Plan at any time, contingent on the approval of the Stockholders if Stockholder approval is required by applicable law. The Board has determined that it is in the best interests of the Company to amend the Existing Plan to: (1) increase the number of shares authorized for issuance and (2) increase the number of shares that may be issued as Incentive Stock Options.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to the approval of the Stockholders:

1. Capitalized Terms.  All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Existing Plan.

2. Amendment to Existing Plan.

Section 5(a) “Shares of Stock Subject to the Plan:” is hereby deleted in its entirety and replaced with the following:

“(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in this Section 5, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 6,000,000 shares, plus any shares subject to an award granted under any of the Prior Plans, which Prior Plan award is at any time forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Company. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

Section 5(b)(i) is hereby deleted in its entirety and replaced with the following:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 6,000,000 shares of Common Stock.”

3. Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

*            *            *

Effective this 6th day of September 2019, subject to Stockholder approval.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Steven P. DenBaars
02 Arthur E. Geiss
03 Jeffrey K. McMahon
04 Jerry D. Neal
05 Suzanne B. Rudy
06 Jeffrey B. Shealy

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years
3. Proposal to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation paid to the Company's named executive officers	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000428683_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

AKOUSTIS TECHNOLOGIES, INC.
Annual Meeting of Stockholders
November 4, 2019
This proxy is solicited on behalf of the Board of Directors

The stockholders hereby appoint Jeffrey B. Shealy and Andrew Wright, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKOUSTIS TECHNOLOGIES, INC. that the stockholders are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, local time on November 4, 2019, at the offices of K&L Gates LLP, 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the director nominees listed in Item 1, FOR Item 2, ONE YEAR for Item 3, and FOR Items 4, 5, and 6. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. The Board of Directors is not aware of any other business to come before the meeting.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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